Exhibit 99.1

Carney Technology Acquisition Corp. II Announces Receipt of Notice from
Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Burlingame, California, June 3, 2021 (GLOBE NEWSWIRE) – Carney Technology Acquisition Corp. II (NASDAQ: CTAQ) (the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its inability to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the "Form 10-Q") in a timely fashion. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on May 24, 2021. The Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s conclusion that its outstanding warrants should be accounted for as a liability and the scope and process for updating the Company’s financial statements accordingly.

On May 28, 2021, the Company received the Notice from Nasdaq stating the Company is not in compliance with the Rule because it has not timely filed the Form 10-Q with the SEC. The Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from Nasdaq.

Nasdaq has also informed the Company that, under Nasdaq rules, the Company will have 60 calendar days from the date of the Notice (May 28, 2021), or until July 27, 2021, to submit a plan to regain compliance with the Nasdaq rules. The Company can regain compliance with Nasdaq listing standards during this sixty-day period when the Company files its Form 10-Q with the SEC. If the Company fails to file its Form 10-Q within such sixty-day period and submits its plan to regain compliance, Nasdaq may, in its sole discretion, allow the Company's units, warrants and shares of Class A common stock to trade for up to 180 days from the Form 10-Q’s filing due date, or November 22, 2021, depending on specific circumstances, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

As noted above, the Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable to regain compliance with the Nasdaq Listing Rules.

About Carney Technology Acquisition Corp. II

Carney Technology Acquisition Corp. II is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company intends to focus on a target business in the technology industry. The Company is led by Chief Executive Officer David Roberson, President Gale England and Chief Acquisition Officer Lloyd Carney.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Lloyd Carney

David Roberson

Carney Technology Acquisition Corp. II

(619) 736-6855